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                                                                    EXHIBIT 12.1

                                B&G FOODS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

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
                                                                          39-WEEK
                                                                       PERIOD ENDED    YEAR ENDED     YEAR ENDED
                                                                       SEPTEMBER 27,  DECEMBER 28,   DECEMBER 30,
                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
Income before income tax expense and extraordinary item..............    $     459      $     867      $   1,614
Add:
  Interest expense...................................................        5,635          4,649          3,780
  Amortization of deferred financing costs...........................          473             --             --
  Portion of rents representative of the interest factor.............          374            578            500
                                                                            ------         ------         ------
    Income as adjusted...............................................        6,941          6,094          5,894
Fixed charges:
  Interest expense...................................................    $   5,635      $   4,649      $   3,780
  Amortization of deferred financing costs...........................          473             --             --
  Portion of rents representative of the interest factor.............          374            578            500
                                                                            ------         ------         ------
    Fixed charges....................................................        6,482          5,227          4,280
                                                                            ------         ------         ------
Ratio of earnings to fixed charges...................................         1.07           1.17           1.38
                                                                            ------         ------         ------
                                                                            ------         ------         ------
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